VAN ECK FUNDS
                              122 East 42nd Street
                            New York, New York 10168


                                                                    July 1, 1994


Van Eck Associates Corporation
122 East 42nd Street
New York, New York 10168


Ladies/Gentlemen:

      Pursuant to Section 12 of the Accounting and Administrative Services Agreement, dated April 20, 1994 (the "Agreement"), between Van Eck Funds (the "Trust") and Van Eck Associates Corporation (the "Administrator"), please be advised that the Trust has established two additional series of the Trust, namely, Asia Infrastructure Fund and Global SmallCap Fund (the "Fund") which will each issue two classes of shares, namely, Class A Shares and Class B Shares. The Trustees of the Trust have adopted the Agreement to retain the Administrator to render services contemplated by the Agreement for the Fund. A certification by the Secretary of the Trust of the resolution adopted by the Board of Trustees and an amended Exhibit A reflecting the addition of the Fund to the Plan are attached.

      Please confirm below your willingness to render such services.



                                       VAN ECK FUNDS


  ATTEST: /s/ Gabriella Gallo            BY: /s/ John C. van Eck
          --------------------------         --------------------------------
                                             President




             Confirmed, Agreed to and Accepted this July 1, 1994;



                                       VAN ECK ASSOCIATES CORPORATION


  ATTEST: /s/ Gabriella Gallo            BY: /s/ John C. van Eck
          --------------------------         --------------------------------
                                             President





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                                    EXHIBIT A


Name of Series                           Annual Administrative Fee
--------------                           (as a % of average daily net assets)
                                         ------------------------------------

Global Balanced Fund                     .25 of 1%
Asia Infrastructure Fund                 .25 of 1%
Global SmallCap Fund                     .25 of 1%